UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 21, 2014

  SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 21, 2014, the Board of Directors of Seacoast National Bank (the “SNB”), a wholly-owned subsidiary of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), upon recommendation of the Company’s Compensation and Governance Committee, increased the size of SNB’s Board of Directors from fifteen to sixteen and elected Jacqueline L. Bradley as a director of SNB, to be effective immediately. Ms. Bradley served as a director of The BankFIRST, a Florida bank (“BankFIRST”), a wholly-owned subsidiary of The BANKshares, Inc., a Florida corporation (“BANKshares”), from April 2005 until BANKshares was acquired by Seacoast on October 1, 2014. During her tenure at BankFIRST, she served on BankFIRST’s Special Assets Committee and Audit Committee. Ms. Bradley’s appointment to SNB’s board is in connection with a provision under the Agreement and Plan of Merger, dated April 24, 2014, by and among Seacoast, SNB, BANKshares and BankFIRST. The Board has not yet determined to which committees Ms. Bradley will be appointed.

Ms. Bradley has served on the Orange County Tourist Development Council since 2010. She served on the finance committee for the Central Florida Expressway Authority from 2012 to 2013 and on the board of directors of the Greater Orlando Aviation Authority from 2000 to 2009. Ms. Bradley is also a member of the board of directors of the Boys & Girls Club of Central Florida (since 1998), serving as chairperson in 2002 and 2003, and a member of the boards of the Studio Museum in Harlem (since 2006) and The Lawrenceville School in Lawrenceville, New Jersey (since 2008). She provides support to charities throughout the Central Florida community, and has served on the boards of the Florida Arts Council (2003-2008) and the Cornell Museum of Fine Arts. Ms. Bradley has had a 20-year career in financial services, including seven years with SunTrust Bank in Central Florida, culminating in her last position as Senior Vice President leading their Private Client Group (1999-2002).

There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company, SNB and Ms. Bradley. Ms. Bradley’s compensation for her service as a director of SNB is in accordance with the Company’s customary director compensation policies.

On October 21, 2014, Seacoast issued a press release announcing the appointment of Ms. Bradley to SNB’s Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated October 21, 2014 announcing the appointment of Jacqueline L. Bradley as a director of Seacoast National Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: October 24, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 21, 2014 announcing the appointment of Jacqueline L. Bradley as a director of Seacoast National Bank